Exhibit 5.1

Connell Foley LLP 56 Livingston Avenue Roseland, NJ 07068 P 973.535.0500 F 973.535.9217

February 15, 2023

EMCORE Corporation

2015 W. Chestnut Street

Alhambra, CA 91803

Re:	EMCORE Corporation – Form 8-K

Ladies and Gentlemen:

We have acted as special New Jersey corporate counsel for EMCORE Corporation, a New Jersey corporation (the “Company”), in connection with the Company’s filing of a Prospectus Supplement (the “Prospectus Supplement”) on February 15, 2023 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of an aggregate of 15,454,546 shares of the Company’s common stock, no par value (the “Shares”), pursuant to the Registration Statement on Form S-3 (Registration No. 333-256090) (the “Registration Statement”) filed with the SEC under the Securities Act. The Shares are being issued and sold pursuant to that certain Securities Purchase Agreement between the Company and each purchaser identified on the signature pages thereto dated February 15, 2023 (the “Purchase Agreement”).

Reference is made to our opinion letter dated May 13, 2021 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the Prospectus Supplement. No opinion is expressed herein as to any matter pertaining to the contents of the Prospectus Supplement other than as expressly stated herein with respect to the issuance of the Shares.

In so acting, we have examined the Purchase Agreement, the Registration Statement, the Prospectus Supplement, the resolutions and/or written consents adopted by the Board of Directors of the Company relating to the offering of the Shares, and such other documents, corporate records, certificates of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed appropriate as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or scanned copies and the authenticity of the originals of such latter documents. We have also assumed that all Shares will be issued and sold in the manner specified in the Purchase Agreement, Registration Statement and Prospectus Supplement in compliance with applicable federal and state securities laws, and that certificates representing the Shares have been duly executed, countersigned, registered and delivered (or non-certificated Shares shall have been properly issued).

EMCORE Corporation
February 15, 2023

As to any facts material to our opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers of the Company and others.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate law of the State of New Jersey. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. Our opinion is provided as of the date hereof, and we undertake no obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on the date hereof, and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Connell Foley LLP